UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

 Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

 (441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of $0.18 each	SIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On May 6, 2026, the Board of Directors (the “Board”) of Signet Jewelers Limited (“Signet” or the “Company”) appointed Mr. Jeffrey Gennette to the Board, effective immediately. The Board also appointed Mr. Gennette to its Human Capital Management & Compensation Committee and Finance Committee, having determined that he satisfies all applicable requirements to serve on such committees.

The Board considered the independence of Mr. Gennette under the New York Stock Exchange (the “NYSE”) listing standards and Signet’s Corporate Governance Guidelines and concluded that he is an independent director under the applicable NYSE listing standards and Signet’s Corporate Governance Guidelines.

Mr. Gennette, 65, served as Chief Executive Officer of Macy’s, Inc., a publicly traded department store organization, from March 2017 to February 2024 and as Chairman from February 2018 to April 2024. Prior to his roles as Chief Executive Officer and Chairman, Mr. Gennette served in positions of increasing responsibility at Macy’s over a more than 40-year career, including President from 2014 to 2017, Chief Merchandising Officer from 2009 to 2014, Chairman and Chief Executive Officer of Macy’s West from 2008 to 2009, and Chairman and Chief Executive Officer of Macy’s Northwest from 2006 to 2008. Earlier in his career, he held a variety of leadership positions across merchandising and store operations, including executive vice president and director of stores at Macy’s Central and senior vice president and general merchandise manager. Mr. Gennette currently serves on the board of advisors for Edward Jones Investments and on the board of directors for the National AIDS Memorial. He previously served on the board of directors of Macy’s, Inc. from 2016 to April 2024.

In connection with his appointment to the Board, Mr. Gennette is entitled to the customary compensation and indemnification arrangements for the Company’s non-employee directors.

There are no arrangements or understandings between Mr. Gennette and any other person pursuant to which he was selected as a director. There are no transactions between Mr. Gennette and the Company that would be reportable under Item 404(a) of Regulation S-K.

Departure of Director

Also on May 6, 2026, Ms. Nancy Reardon notified the Board of her decision not to stand for re-election to the Board at the Company’s 2026 Annual General Meeting of Shareholders to be held on June 26, 2026 (the “Annual Meeting”). Ms. Reardon’s decision to not stand for re-election was not due to any disagreement with the Company on any matter, including relating to its operations, policies, or practices. She will continue to serve as a member of the Board through the Annual Meeting.

In connection with the appointment of Mr. Gennette, the Board approved a temporary increase to the size of the Board to twelve members through the Annual Meeting and, to address the departure of Ms. Reardon, a reduction to the size of the Board back to eleven members effective immediately following the conclusion of the Annual Meeting.

A copy of the press release announcing the appointment of Mr. Gennette and the decision to not stand for re-election by Ms. Reardon is included with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release of Signet Jewelers Limited, dated May 7, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNET JEWELERS LIMITED

Date:	May 7, 2026	By:	/s/ Joan M. Hilson
		Name:	Joan M. Hilson
		Title:	Chief Operating and Financial Officer